EXHIBIT 99.1

Techwell Reports Second Quarter 2009 Financial Results

SAN JOSE, Calif., July 30, 2009 (GLOBE NEWSWIRE) -- Techwell, Inc., (Nasdaq:TWLL), a leading designer of mixed signal semiconductors for the security surveillance and automotive infotainment markets, today announced financial results for the second quarter ended June 30, 2009.

Second Quarter Highlights:

* Reported revenue of $12 million

* Increased security surveillance revenues 12% sequentially

* Increased automotive infotainment revenues 39% sequentially

* Attained gross margin of 60 percent

* Achieved second quarter non-GAAP net income per diluted share of $0.04

Second Quarter 2009 Results

Total revenue for the second quarter of 2009 was $12.0 million compared to revenue of $10.3 million in the first quarter of 2009 and $17.0 million in the second quarter of 2008. Total revenue consisted of $8.4 million in security surveillance, $2.3 million in automotive infotainment and $1.3 million in consumer.

Gross margin for the second quarter was 60 percent as compared to 60 percent in the preceding quarter and 62 percent in the same period a year ago. Operating expenses for the second quarter totaled $8.0 million, or 67 percent of total revenue, including approximately $370 thousand in tape out expense for new products. This compares to operating expenses of $7.8 million, or 76 percent of revenue, in the preceding quarter and $8.0 million, or 47 percent of revenue, in the same period a year ago.

Commenting on the second quarter, Hiro Kozato, Techwell's President and Chief Executive Officer, stated, "We are pleased to announce a return to quarter over quarter growth in our core security surveillance business. As expected, security surveillance demand started to return in the second quarter as inventories in our customers' channels were drawn down and as our customers' confidence in second half business strengthened. As a result, we started to see a return to more normal order patterns at the end of the quarter as customers have started to accelerate manufacturing to meet second half demand."

Mr. Kozato continued, "Our automotive infotainment business performed at the high end of our expectations as we continued to see more of our designs wins go into production. In particular, we saw a significant pick-up in the after-market installer segment where our customers design and sell customized systems for car dealers and retailers. Despite a very challenging market for new car sales, we also saw increases in our OEM business."

Net loss for the second quarter of 2009 on a GAAP basis was $416 thousand, or $0.02 per share. This compares to a net loss in the first quarter of 2009 of $697 thousand, or $0.03 per share, and net income of $1.8 million, or $0.08 per diluted share, in the second quarter of 2008. Shares used to compute GAAP net loss per share for the second quarter of 2009 totaled 21.5 million shares.

Techwell also reports net income and net income per share on a non-GAAP basis. Non-GAAP net income excludes stock-based compensation expense, net of taxes. Non-GAAP net income for the second quarter of 2009 was $932 thousand, or $0.04 per share. This compares to non-GAAP net income in the first quarter of 2009 of $486 thousand, or $0.02 per share, and non-GAAP net income of $3.3 million, or $0.15 per diluted share, in the second quarter of 2008. The reconciliation between GAAP and non-GAAP results is provided below in a table immediately following the GAAP Condensed Consolidated Statement of Operations.

Cash and cash equivalents, short and long term investments increased by approximately $6.2 million in the quarter, totaling approximately $87.0 million as of June 30, 2009, compared to approximately $80.8 million as of March 31, 2009 and $73.8 million as of June 30, 2008.

Business Outlook

Mr. Kozato concluded, "Consistent with our outlook at the end of the first quarter, we anticipate more significant revenue growth in the second half of the year as more normal demand is expected to return to the security surveillance market. In addition, the growth of our automotive infotainment business in the second quarter gives us more confidence in our outlook as we continue to see automotive designs wins go into mass production. As a result, we expect third quarter revenues to range between $16 and $17 million, representing sequential growth of 33% to 42% from the second quarter." Additional financial details regarding the Company's business outlook will be provided during its conference call at 2:15 Pacific Time (PT) today, Thursday, July 30, 2009.

Second Quarter 2009 Conference Call and Webcast Information

Techwell, Inc. will host a conference call with the financial community today, Thursday, July 30, 2009, at 2:15 Pacific Time (PT), 5:15 Eastern Time (ET). The conference call will be broadcast live on the Company's Investor Relations website at http://www.techwellinc.com. Those parties interested in participating via telephone should dial 1-866-783-2145 with the conference ID number 12921483. International participants should dial 1-857-350-1604 and provide the same pass code at the prompt. A telephonic replay of the call will be available approximately two hours after the end of the call and will be available until midnight ET on August 6, 2009. The replay number is 1-888-286-8010 with a pass code of 61217037. International callers should dial 1-617-801-6888 and enter the same pass code at the prompt. An archived version of the webcast will also be available on the Company's website.

Non-GAAP Reporting

Techwell reports both GAAP and non-GAAP measures for investors to evaluate its financial results. The non-GAAP measures used are net income, excluding stock-based compensation expense and its related tax effect, and net income per diluted share, excluding stock-based compensation expense and its related tax effect. Techwell believes that the non-GAAP measures, when viewed in addition to and not in lieu of its reported GAAP results, assist investors in understanding its results of operations. The Company also believes non-GAAP measures provide useful supplemental information for investors to evaluate the operating results in the same manner as the research analysts that follow Techwell, all of whom present non-GAAP projections in their published reports. As such, non-GAAP measures provided by Techwell facilitate a more direct comparison of its performance with the financial projections published by the analysts that follow Techwell. However, non-GAAP measures should not be considered in isolation form, or as a substitute for, financial information prepared in accordance with GAAP. The material limitations associated with the use of non-GAAP financial measures include the fact that non-GAAP measures do not reflect the full economic impact of Techwell's activities. Techwell's non-GAAP net income is not prepared in accordance with GAAP and may be calculated differently than non-GAAP financial information disclosed by other companies. Accordingly, investors are cautioned not to place undue reliance on non-GAAP information.

Forward-Looking Statements

This press release and related conference call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terminology such as may, will, could, should, anticipate and expect and the negative of these terms or other similar expressions. These are statements that relate to future events and include, but are not limited to Techwell's leadership position and growth prospects in the security surveillance market and the automotive infotainment markets, increased demand for its products, and statements related to anticipated financial results for the third quarter of 2009 and the second half of 2009. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in these forward-looking statements. These risks and uncertainties include but are not limited to: a determination, upon completion of further quarterly closing and review procedures, that the financial results for the second quarter of 2009 are different than the results set forth in this press release, Techwell's dependence on increased demand for digital video applications for the security surveillance and automotive markets, the potential decline in average selling prices for Techwell's products, competition, dependence on key and highly skilled personnel, the ability to develop new products, as well as other risks detailed from time to time in its SEC filings, including those described in Techwell's Quarterly Report on Form 10-Q filed on May 7, 2009 with the Securities and Exchange Commission. Statements included in this release are based upon information known to Techwell as of the date of this release, and Techwell assumes no obligation to update information contained in this press release.

About Techwell

Techwell is a fabless semiconductor company that designs, markets and sells mixed signal video semiconductor solutions for the security surveillance and automotive infotainment markets. Headquartered in San Jose, CA, Techwell currently has over 160 employees in the U.S., China, Japan, South Korea and Taiwan. Please visit www.techwellinc.com for more information.

Techwell, Inc. and the Techwell, Inc. logo are trademarks of Techwell, Inc. All other trademarks are the property of their respective owners.

                             TECHWELL, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)
                             (Unaudited)

                                 Three Months Ended  Six Months Ended
                                        June 30,          June 30,
                                     2009     2008     2009     2008
                                   -------  -------  -------  -------

 Revenues                          $12,038  $17,006  $22,377  $32,613

 Cost of Revenues                    4,841    6,503    8,942   12,564

                                   -------  -------  -------  -------
 Gross Profit                        7,197   10,503   13,435   20,049
                                   -------  -------  -------  -------

 Operating Expenses
   Research and development          4,319    4,208    8,633    7,757
   Selling, general and
    administrative                   3,722    3,765    7,255    7,457
                                   -------  -------  -------  -------
     Total operating expenses        8,041    7,973   15,888   15,214
                                   -------  -------  -------  -------

   Income/(loss) from operations      (844)   2,530   (2,453)   4,835
   Interest income                     330      540      698    1,295
                                   -------  -------  -------  -------

   Income/(loss) before income
    taxes                             (514)   3,070   (1,755)   6,130
   Provision/(benefit) for
    income taxes                       (98)   1,228     (642)   2,417
                                   -------  -------  -------  -------

 Net income/(loss)                 $  (416) $ 1,842  $(1,113) $ 3,713
                                   =======  =======  =======  =======

 Net income/(loss) per share
   Basic                           ($ 0.02) $  0.09  ($ 0.05) $  0.18
                                   =======  =======  =======  =======
   Diluted                         ($ 0.02) $  0.08  ($ 0.05) $  0.17
                                   =======  =======  =======  =======

 Shares used in computing net
  income/(loss) per share:
   Basic                            21,467   21,065   21,425   20,995
   Diluted                          21,467   22,099   21,425   21,956

                            TECHWELL, INC.
               RECONCILIATION OF GAAP NET INCOME/(LOSS)
                        TO NON-GAAP NET INCOME
               (In thousands, except per share amounts)
                             (Unaudited)

                                 Three Months Ended  Six Months Ended
                                       June 30,          June 30,
                                     2009     2008     2009     2008
                                   -------  -------  -------  -------

 GAAP net income/(loss)            $  (416) $ 1,842  $(1,113) $ 3,713

 Stock-based compensation
  expense:
   Cost of revenues                    117      131      239      244
   Research and development            845      859    1,745    1,552
   Selling, general and
    administrative                     804      918    1,626    1,789
                                   -------  -------  -------  -------
     Total stock-based
      compensation expenses          1,766    1,908    3,610    3,585
                                   -------  -------  -------  -------

 Tax effect                           (418)    (499)  (1,079)    (957)

 Non-GAAP net income               $   932  $ 3,251  $ 1,418  $ 6,341
                                   =======  =======  =======  =======

 Non-GAAP net income per share:
   Basic                           $  0.04  $  0.15  $  0.07  $  0.30
                                   =======  =======  =======  =======
   Diluted                         $  0.04  $  0.15  $  0.07  $  0.29
                                   =======  =======  =======  =======

 Shares used in computing
  Non-GAAP net income per share:
   Basic                            21,467   21,065   21,425   20,995
   Diluted                          21,467   22,099   21,425   21,956

 In addition to disclosing financial results calculated in accordance with U. S. generally accepted accounting principles (GAAP), the operating results presented contain non-GAAP financial measures that exclude the income statement effects of stock-based compensation expense.

 We believe that the non-GAAP measures, excluding stock-based compensation expense, when viewed in addition to and not in lieu of our reported GAAP results, assist investors in understanding our results of operations.  We believe non-GAAP measures provide useful supplemental information for investors to evaluate our operating results in the same manner as the research analysts that follow
 Techwell, all of whom present non-GAAP projections in their published reports.  As such, non-GAAP measures provided by Techwell facilitate a more direct comparison of its performance with the financial projections published by the analysts.  However, non-GAAP measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

                            TECHWELL, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                                 June 30,  December 31,
                                                   2009        2008
                                                ---------    ---------
                                               (unaudited)   (audited)
 Assets
 Current Assets:
   Cash and cash equivalents                    $  26,295    $  44,485
   Short-term investments                          37,013       17,582
   Accounts receivable                                919        1,985
   Inventory                                        5,790        4,780
   Deferred income tax assets                       1,402        1,353
   Prepaid expenses and other current assets        1,624        1,200
                                                ---------    ---------
     Total Current Assets                          73,043       71,385

 Property and equipment - net                       1,126        1,290
 Long-term investments                             23,643       19,350
 Deferred income tax assets                         4,904        4,031
 Other assets                                         201        1,308
                                                ---------    ---------
     Total                                      $ 102,917    $  97,364
                                                =========    =========

 Liabilities and Stockholders' Equity
 Current Liabilities:
   Accounts payable                             $   3,243    $   2,221
   Accrued expenses and other liabilities           4,437        2,117
                                                ---------    ---------
     Total Current Liabilities                      7,680        4,338

   Deferred Rent                                       95          122
                                                ---------    ---------
     Total Liabilities                              7,775        4,460
                                                ---------    ---------

 Stockholders' Equity:
   Common stock                                        22           21
   Additional paid-in capital                      83,455       80,240
   Deferred stock-based compensation                   (3)         (19)
   Accumulated comprehensive income                   288          169
   Retained earnings                               11,380       12,493
                                                ---------    ---------
   Total Stockholders' Equity                      95,142       92,904
                                                ---------    ---------
     Total                                      $ 102,917    $  97,364
                                                =========    =========

CONTACT:  Techwell, Inc.
          Mark Voll, Chief Financial Officer
            (408) 435-3888

          Investor Contact:
          Investor Relations
          Tom Krause
            (650) 799-7465
          investor@techwellinc.com

          Morphoses
          Public Relations & Marketing Firm
          Media Contact:
          Sabrina Joseph
          (408) 726-1577
          techwellpr@morphoses.com